UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2025

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

710 North Tucker Boulevard, Suite 110, St. Louis, Missouri	63101
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STXS	NYSE American LLC

Item 2.02	Results of Operations and Financial Condition.

The Company expects to report revenue for 2025 second quarter in the range of $8.5 million to $8.8 million, reflecting growth of approximately 15% sequentially over its 2025 first quarter and 90% on a year-over-year basis compared to the 2024 second quarter, with growth in both recurring and system revenues. Gross margins for both system and recurring revenue in the second quarter are expected to be at or slightly above levels reported in the first quarter of 2025. GAAP operating expenses are expected to be between $8.2 million and $8.8 million.

The preliminary financial information included in this report is based on the Company’s current expectations and may be adjusted as a result of, among other things, the completion of customary quarter-end close review procedures and financial review. The Company will report its financial results for the period ending June 30, 2025. Its earnings call for the 2025 second quarter is expected to be held in August 2025. See also “Cautionary Note Regarding Forward-Looking Statements” below.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Information.

The select preliminary unaudited financial information for the second quarter ended June 30, 2025 reported under Item 2.02 is hereby incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s preliminary results for the 2025 second quarter. These statements are based on current expectations, estimates and projections about the second quarter of 2025 and the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: July 17, 2025	By:	/s/ Kim Peery
	Name:	Kim Peery
	Title:	Chief Financial Officer